Exhibit 1.2

Up to 931,500 Shares

(Subject to increase to up to 1,071,225 shares)

MARATHON BANCORP, INC.

(a Maryland corporation)

Common Stock

(par value $0.01 per share)

AGENCY AGREEMENT

_________, 2021

Janney Montgomery Scott LLC

20 North Wacker Drive

Suite 2035

Chicago, Illinois 60606

Ladies and Gentlemen:

Marathon Bancorp, Inc., a Maryland corporation (the "Company"), Marathon MHC, a Wisconsin-chartered mutual holding company in formation (the "MHC"), and Marathon Bank, a state chartered mutual savings bank (the "Bank"), hereby confirm their agreement with Janney Montgomery Scott LLC ("Janney" or the "Agent") with respect to the offer and sale by the Company of up to 931,500 shares (subject to increase to up to 1,071,225 shares) of the Company’s common stock, par value $0.01 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company in the Offerings (as defined below) are hereinafter called the "Securities." It is acknowledged that the number of Securities to be sold in the Offerings may be increased or decreased as described in the Prospectus (as defined below). If the number of Securities is increased or decreased in accordance with the Prospectus, the term "Securities" shall mean such greater or lesser number, where applicable.

The Securities are being offered for sale in accordance with the Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the "Plan") adopted by the Board of Directors of the Bank, which provides for a stock offering, in compliance with the regulations of the Wisconsin Department of Financial Institutions (the “WDFI”) and the Federal Deposit Insurance Corporation (the “FDIC”), of up to 45.0% of the Common Stock of the Company. The Company currently plans to sell up to approximately 45.0% of its Common Stock in accordance with the Plan. As a result of the sale of its Common Stock under the Plan, the MHC will own approximately 55.0% of the Company’s outstanding Common Stock. The Reorganization (as defined below) is being conducted in accordance with the laws of the United States and the applicable regulations of the WDFI and the FDIC (such laws and the regulations are referred to herein as the "MHC Regulations").

Pursuant to the Plan, the Company will offer to certain depositors of the Bank and to the Bank’s tax-qualified employee benefit plans rights to subscribe for the Securities in a subscription offering (the "Subscription Offering"). Securities that are not subscribed for in the Subscription Offering may be offered to certain members of the general public in a community offering (the "Community Offering"), with preference given to natural persons (including trusts of natural persons) residing in the Wisconsin counties of Marathon, Ozaukee, Milwaukee and Waukesha. The Community Offering, which together with the Subscription Offering, as each may be extended or reopened from time to time, are herein referred to as the "Offerings," may be commenced concurrently with, during or after the Subscription Offering. The conversion of the Bank from mutual to stock form, the formation of the Company and the MHC, the acquisition of the capital stock of the Bank by the Company, the acquisition of the majority of the Company’s Common Stock by the MHC and the Offerings are referred to herein collectively as the "Reorganization."

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (Registration No. 333-________), including a related prospectus, for the registration of the sale of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission promulgated under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Offerings which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Offerings. Such Prospectus contains information with respect to the Bank, the Company, the MHC and the Common Stock.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a)       The Company, the Bank and the MHC jointly and severally represent and warrant to the Agent as of the date hereof as follows:

(i)       The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the Bank or the MHC, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date hereof does not, and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent or its counsel expressly for use in the Registration Statement or Prospectus which the Company and the Bank agree consists solely of the Agent Information (as hereinafter defined) described as such in Section 6(a) hereof.

(ii)       At the time of filing the Registration Statement relating to the offering of the Securities and as of the date hereof, the Company was not, and is not, an "ineligible issuer," as defined in Rule 405 of the Securities Act Regulations. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the Securities Act Regulations, the Company met the conditions required by Rules 164 and 433 of the Securities Act Regulations for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the Securities at the time it was required to be filed under Rule 433 of the Securities Act Regulations and, if not required to be filed, it has retained such free writing prospectus in the Company’s records pursuant to Rule 433(g) of the Securities Act Regulations and, if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Securities, the Company will file or retain such free writing prospectus as required by Rule 433 of the Securities Act Regulations.

(iii)       As of the Applicable Time, neither (A) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the "General Disclosure Package"), nor (B) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the Securities or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, it being understood and agreed that the only information furnished by the Agent consists of the Agent Information described in Section 6(a) hereof. As used in this paragraph and elsewhere in this Agreement:

1.       "Applicable Time" means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Securities.

2.       "Statutory Prospectus," as of any time, means the Prospectus relating to the Securities that is included in the Registration Statement relating to the Securities immediately prior to the relevant Applicable Time, including any document incorporated by reference therein.

3.       "Issuer-Represented Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433(h) of the Securities Act Regulations, relating to the Securities. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the Securities Act, without regard to Rule 172 or Rule 173 of the Securities Act Regulations.

4.       "Issuer-Represented General Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5.       "Issuer-Represented Limited-Use Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any "bona fide electronic road show," as defined in Rule 433 of the Securities Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the Securities Act Regulations or otherwise, even though not required to be filed with the Commission.

6.       "Permitted Free Writing Prospectus" means any free writing prospectus consented to by the Company and the Agent.

(iv)       Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offerings and sale of the Securities or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the offering of the Securities, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement relating to the offering of the Securities or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent expressly for use therein. None of the Company, the Bank or the MHC has directly or indirectly distributed or otherwise used, and will not, without the prior consent of the Agent, directly or indirectly distribute or otherwise use, any prospectus, any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) or other offering material (including, without limitation, content on the Company’s, the Bank’s or the MHC’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the Offering and the sale of the Securities, except for any Permitted Free Writing Prospectus.

(v)       The Prospectus and each Issuer-Represented Free Writing Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the offer and sale of the Securities.

(vi)       The Company and the MHC have filed with the Board of Governors of the Federal Reserve System (the “FRB”) an application on Form FR Y-3 for approval, pursuant to Section 3 of the Bank Holding Company Act, as amended ("BHCA"), and the regulations promulgated thereunder for the Company and the MHC to each become a bank holding company with respect to the Bank (the "Holding Company Application"). The Company and the MHC have received written notice from the FRB of its approval of the Holding Company Application, such approval remains in full force and effect, no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the Bank or the MHC, threatened by the FRB. To the knowledge of the Company and the MHC, no person has sought to obtain review of the final action of the FRB in approving the Holding Company Application pursuant to applicable regulations. At the date of such approval and at the Closing Time referred to in Section 2 hereof, the Holding Company Application complied and will comply in all material respects with the applicable provisions of the BHCA and the regulations promulgated thereunder and the Holding Company Application is and will be truthful, accurate and complete in all material respects.

(vii)       In connection with the Reorganization, the Bank filed with the (A) WDFI pursuant to state law and the rules and regulations thereof, an application to form a mutual holding company and two Interim Bank and Merger Applications (the "WDFI Applications"), and (B) Federal Deposit Insurance Corporation (the "FDIC") pursuant to federal law and the rules and the regulations thereof, a Notice of Intent to Convert and an Interagency Bank Merger Application (the "FDIC Applications"), and in each case has filed such amendments thereto and supplementary materials as may have been required to the date hereof (the WDFI Applications and the FDIC Applications, collectively, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, are hereinafter referred to as the "Reorganization Applications"), including copies of the Bank’s Proxy Statement for a Special Meeting of its Members relating to the Reorganization (the "Proxy Statement"), the Reorganization Valuation Appraisal Report (the "Appraisal") prepared by R.P. Financial, LC. (the "Appraiser"), and the Prospectus. The Offerings and the Plan have been duly adopted by the Boards of Directors of the Company and the Bank, and such adoptions have not since been rescinded or revoked. The Plan is subject to approval by the requisite vote of the Bank’s members. The WDFI has approved the WDFI Applications, and such approval remains in full force and effect and no order has been issued by the WDFI suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the Bank or the MHC, threatened by the WDFI. The FDIC has approved the FDIC Applications and such approval remains in full force and effect and no order has been issued by the FDIC suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the Bank or the MHC, threatened by the FDIC. At the time of the approval of the WDFI Applications, including the Prospectus and the Proxy Statement (including any amendment or supplement thereto), by the WDFI and the FDIC Applications, including the Prospectus and the Proxy Statement (including any amendment or supplement thereto), by the FDIC and at all times subsequent thereto until the Closing Time referred to in Section 2, (x) the Reorganization Applications, including the Prospectus and the Proxy Statement (including any amendment or supplement thereto), complied and will comply in all material respects with MHC Regulations, and applicable federal law and regulations of the WDFI and the FDIC, and (y) the Reorganization Applications were and will be truthful, accurate and complete in all material respects. All sales information used by the Company, the Bank and the MHC in connection with the Offering that is required by the WDFI, the FDIC, or the Commission to be filed has been filed with the WDFI, the FDIC or the Commission, as applicable.

(viii)       At the time of their use, the Proxy Statement and any other proxy solicitation materials with respect to the Special Meeting of Members of the Bank will comply in all material respects with the applicable provisions of the MHC Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Bank will promptly file the Prospectus and any supplemental sales literature with the Commission, the WDFI and the FDIC. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, complied and will comply in all material respects with the applicable requirements of the MHC Regulations and the Securities Act Regulations and, at or prior to the time of their first use, will have received all required authorizations of the WDFI, the FDIC, the FRB and the Commission for use in final form.

(ix)       None of the Commission, the WDFI, the FDIC, the FRB or any state securities "Blue Sky" authority, if applicable, has by order or otherwise, prevented or suspended the use of the Proxy Statement, the Prospectus or any supplemental sales literature authorized by the Company or the Bank for use in connection with the Offerings, and no actions or proceedings for such purposes are pending or, to the knowledge of the Company, the Bank or the MHC, threatened.

(x)       At the Closing Time referred to in Section 2 hereof, the Company, the Bank and the MHC will have completed the conditions precedent to the Reorganization, the MHC Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the Company, the Bank or the MHC by the FRB, the WDFI, the FDIC, or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Reorganization or which have been waived in writing thereby. The Reorganization, the Offerings and other transactions contemplated hereby do not and will not require any material consent, approval, authorization or permit or filing with any other governmental agency or regulatory authority, except as disclosed in the Prospectus. At the Closing Time, the offer and sale of the Securities will have been conducted in all material respects in accordance with the Plan, the MHC Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed by the WDFI, FDIC, FRB, the Commission or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Reorganization, and in the manner described in the Prospectus.

(xi)       The Appraiser, which prepared the Appraisal as part of the Reorganization, has advised the Company and the Bank in writing that it is independent with respect to each of the Company, the Bank and the MHC within the meaning of the MHC Regulations, and satisfies all requirements for an appraiser set forth in the MHC Regulations and any interpretations or guidelines issued by the WDFI, the FDIC or their staff with respect thereto and that it has not been advised by the WDFI or FDIC that it is not so qualified to prepare such valuation. The Company, the Bank and the MHC believe the Appraiser to be an expert in the valuation and appraisal of savings banks and that the Appraiser has prepared the Appraisal information set forth in the Prospectus in accordance with the requirements of the MHC Regulations.

(xii)       Bonadio & Co., LLP ("Bonadio"), the accountants who audited the financial statements included in the Registration Statement and the Reorganization Applications, has advised the Company, the Bank and the MHC in writing that they are independent public accountants within the meaning of Rule 101 of the American Institute of Certified Public Accountants (the "AICPA"), that they are registered with the Public Company Accounting Oversight Board ("PCAOB") and such accountants are, with respect to the Company and the Bank, independent certified public accountants as required by the Securities Act, the Securities Act Regulations and the MHC Regulations.

(xiii)       The Bank does not, directly or indirectly, control any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Upon completion of the Reorganization, the only direct subsidiary of the Company will be the Bank. Upon completion of the Reorganization the only direct subsidiary of the MHC will be the Company.

(xiv)       The financial statements, schedules and the related notes thereto included in the Registration Statement, the Prospectus the General Disclosure Package, ad the Reorganization Applications present fairly the financial position of the Bank at the dates indicated and the results of operations, changes in retained earnings and cash flows for the periods specified, and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the MHC Regulations; said financial statements, schedules and notes related thereto have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis and present fairly the information required to be stated therein (except as noted therein), and are consistent with the most recent financial statements and other reports filed by the Bank with the WDFI, FDIC, and any other applicable regulatory authority, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus and the General Disclosure Package present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

(xv)       Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, except as otherwise stated therein: (A) there has been no material adverse change in the financial condition, results of operations, capital, assets, properties, business affairs, management or prospects of the Company, the Bank and the MHC, considered as one enterprise, whether or not arising in the ordinary course of business ("Material Adverse Effect"), (B) except for transactions specifically referred to or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package, there have been no transactions entered into by the Company or the Bank, other than those in the ordinary course of business, which are material with respect to the Company and the Bank, (C) the capitalization, liabilities, assets, properties and business of the Company and the Bank conform in all material respects to the descriptions contained in the Prospectus and the General Disclosure Package and neither the Company nor the Bank has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement, the Prospectus or the General Disclosure Package, and (D) neither the Company nor the Bank has issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus and the General Disclosure Package.

(xvi)       The Company is a stock corporation duly incorporated and validly existing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and at the Closing Time, the Company will be duly qualified to transact business and in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. Following the completion of the Reorganization, the Company will be a registered bank holding company under the BHCA. At the Closing Time, the MHC will be duly chartered and validly existing as a mutual holding company in good standing under the laws of the State of Wisconsin with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and at the Closing Time will be duly qualified to transact business and in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. Following the completion of the Reorganization, the MHC will be a registered bank holding company under the BHCA.

(xvii)       Upon consummation of the Reorganization, the authorized, issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus and the General Disclosure Package under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus and the General Disclosure Package); except as set forth elsewhere in this Agreement, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2 hereof; at the time of the Reorganization, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and nonassessable, and owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the certificates and/or book entries, as applicable, representing the shares of Common Stock will conform to the requirements of applicable law and regulations; and the Securities will have been issued in compliance with federal and state securities laws and conform in all material respects to the description of the Common Stock contained in the Prospectus and is not subject to preemptive or other similar rights except for subscription rights granted under the Plan in accordance with MHC Regulations. Upon consummation of the Reorganization, there will be no outstanding warrants or options to purchase any securities of the Company. Upon issuance of the Securities, good title to the Securities will be transferred from the Company to the purchasers thereof against payment therefor as set forth in the Plan and the Prospectus, subject to such claims as may be asserted against the purchasers thereof by third party claimants.

(xviii)       The Bank has been duly organized and is validly existing as a state chartered savings bank in mutual form and upon consummation of the Reorganization will be a state chartered savings bank in stock form, in both instances with full corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. The Bank has, and as of the Closing Time the Company will have, obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the Reorganization Applications and as described in the Prospectus and the General Disclosure Package, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect. All such licenses, permits and other governmental authorizations are, or with respect to the Company at the Closing Time will be, in full force and effect and the Company and the Bank are, or with respect to the Company, will be in all material respects in compliance therewith. Except as disclosed in the Registration Statement, neither the Company nor the Bank has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect. The Bank is in good standing under the laws of the State of Wisconsin and is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a Material Adverse Effect. . Except as described in the Prospectus, the Bank does not own equity securities or any equity interest in any other active business enterprise except the Federal Home Loan Bank of Chicago, or as would not be material to the operations of the Bank. The Reorganization will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Reorganization reports, and documents in compliance with the Securities Act Regulations, the MHC Regulations, the BHCA or letters or orders of approval, at the Closing Time, all terms, conditions, requirements and provisions with respect to the Reorganization imposed by the Commission, the FRB, the WDFI and the FDIC, if any, will have been complied with by the Company, the Bank and the MHC in all material respects or appropriate waivers will have been obtained and all applicable notice and waiting periods will have been satisfied, waived or elapsed.

(xix)       The Bank is a member in good standing of the Federal Home Loan Bank of Chicago; the deposit accounts of the Bank are insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Bank, threatened.

(xx)       The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 5,000,000 shares of serial preferred stock, par value $0.01 per share (the "Company Preferred Stock"). No shares of Common Stock and no shares of Company Preferred Stock have been or will be issued and outstanding prior to the Closing Time. Upon consummation of the Reorganization described in the Prospectus, the authorized capital stock of the Bank will be 1,000 shares of common stock, par value $0.01 per share ("Bank Common Stock"), of which 100 share of Bank Common Stock will be issue and outstanding immediately following completion of the Reorganization. No shares of Bank Common Stock have been or will be issued prior to the Closing Time referred to in Section 2 hereof. As of the Closing Time referred to in Section 2 hereof, the shares of Bank Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration described in the Plan and in the Prospectus and the General Disclosure Package, will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations. The issuance of the Bank Common Stock is not subject to preemptive or similar rights and there are no other warrants, options or rights of any kind to acquire additional shares of Bank Common Stock.

(xxi)       Each of the Company, the Bank and the MHC has taken all corporate action necessary for it to execute, deliver and perform this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of each of the Company, the Bank and the MHC, assuming due execution by the Agent, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws and the availability of equitable remedies.

(xxii)       Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, the Bank or the MHC will have (A) except as otherwise set forth herein, issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus and the General Disclosure Package or (B) entered into any transaction or series of transactions which is material in light of the business of the Company, the Bank and the MHC, considered as one enterprise, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgage-backed securities in the ordinary course of business consistent with past practice.

(xxiii)       No approval, authorization, consent or other order of of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement, the issuance of the Securities or the consummation of the Reorganization that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the "blue sky" or state securities laws of various jurisdictions in which the Securities are to be offerred.

(xxiv)       None of the Company, the Bank or the MHC is or at the Closing Time will be in violation of their respective articles of incorporation or bylaws (and the Bank will not be in violation of its charter or bylaws in stock form upon consummation of the Reorganization); and none of the Company, the Bank or the MHC is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or the MHC is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank or the MHC is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; and there are no material contracts or documents of the Company, the Bank or the MHC that are required to be filed as exhibits to the Registration Statement, the Reorganization Applications or the Holding Company Application or described in the Prospectus, the General Disclosure Package, the Reorganization Applications or the Holding Company Application that have not been so filed or described.

(xxv)       The Reorganization, the execution, delivery and performance of this Agreement, the Engagement Letter (as defined in Section 2 hereof) and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the Company, the Bank and the MHC and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank or the MHC pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or the MHC is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank or the MHC is subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; nor will such action result in any violation of the provisions of the respective articles of incorporation, charter or bylaws of the Company, the Bank or the MHC, or any applicable law, administrative regulation or administrative or court decree.

(xxvi)       No labor dispute with the employees of the Company, the Bank or the MHC exists or, to the knowledge of the Company, the Bank or the MHC, is imminent or threatened; and the Company, the Bank and the MHC are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors that might be expected to result in any Material Adverse Effect.

(xxvii)       Each of the Company, the Bank and the MHC has good and marketable title to all real property and good title to all other assets for which ownership is material to the business of the Company, the Bank and the MHC, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus and the General Disclosure Package, the pledging of assets to secure advances from the Federal Home Loan Bank of Chicago, or where the absence of good and marketable title, or good title, as the case may be, or the existence of such liens, charges, encumbrances, restrictions or other claims would not be reasonably expected to have a Material Adverse Effect, and all of the leases and subleases material to the business of the Company, the Bank or the MHC under which the Company, the Bank or the MHC hold properties, including those described in the Prospectus and the General Disclosure Package, are valid and binding agreements of the Company, the Bank or the MHC, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or similar laws and availability of equitable remedies.

(xxviii)       Except as disclosed in the Registration Statement, none of the Company, the Bank or the MHC is in violation of any order or directive from the FRB, the WDFI, the FDIC, the Commission or any other regulatory authority to make any material change in the method of conducting its respective businesses; each of the Company, the Bank and the MHC has conducted and is conducting its business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the FRB, the WDFI, the FDIC or the Commission). Except as disclosed in the Registration Statement, none of the Company, the Bank or the MHC is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, a "Regulatory Agreement"), nor has the Company, the Bank or the MHC been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or the Bank that, in the reasonable judgment of the Company, the Bank or the MHC, is expected to result in a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof or that might materially and adversely affect the consummation of the Reorganization or the performance of this Agreement. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company, the Bank or the MHC.

(xxix)       There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the Bank or the MHC, threatened, against or affecting the Company, the Bank or the MHC that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might result in any Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof, the performance of this Agreement or the consummation of the Reorganization; all pending legal or governmental proceedings to which the Company, the Bank or the MHC is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to their respective business, are considered in the aggregate not material.

(xxx)       The Company and the Bank have obtained (A) an opinion of its counsel, Luse Gorman, PC, with respect to the legality of the Securities to be issued and the federal income tax consequences of the Reorganization and (B) the opinion of Bonadio with respect to the State of Wisconsin state tax consequences of the Reorganization, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus and the General Disclosure Package; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and none of the Company, the Bank or the MHC has taken or will take any action inconsistent therewith.

(xxxi)       Neither the Company nor the Bank is or, upon completion of the Reorganization and the Offerings and sale of the Securities and the application of the net proceeds therefrom, will be, required to be registered under the Investment Company Act of 1940, as amended.

(xxxii)       All of the loans represented as assets on the most recent financial statements or selected financial information of the Bank and on the financial statements included in the Prospectus and the General Disclosure Package meet or are exempt from all requirements of federal, state or local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

(xxxiii)       To the knowledge of the Company, the Bank and the MHC, none of the Company, the Bank, the MHC or their employees has made any payment of funds of the Company, the Bank or the MHC as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(xxxiv)       The Bank maintains, and, immediately prior to the Closing, the Company and the MHC will adopt, a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxv)       The Company, the Bank and the MHC are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder and any other applicable money laundering or similar or related laws and any related rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency or regulatory authority. There is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the knowledge of the Company, the Bank and the MHC, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated thereunder and any other applicable money laundering or similar or related laws and any related rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency or regulatory authority.

(xxxvi)       None of the Company, the Bank or the MHC, nor any properties owned or operated by the Company, the Bank or the MHC, is in material violation of or liable under any Environmental Law (as defined below). There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the Bank or the MHC threatened, relating to the liability of any property owned or operated by the Company, the Bank or the MHC under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (A) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (B) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(xxxvii)       The Company, the Bank and the MHC have filed all federal, state and local income and franchise tax returns required to be filed, have made timely payments of all taxes shown as due and payable in respect of such returns and made adequate reserves for similar future tax liabilities to the extent required by GAAP, and no deficiency has been asserted with respect thereto by any taxing authority. None of the Company, the Bank and the MHC has any knowledge of any tax deficiency that has been asserted or could be asserted against the Company or the Bank. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Company, the Bank or the MHC, or with the issuance or sale by the Company of the Securities.

(xxxviii)       The Company has submitted or will have submitted prior to Closing all notices required to consummate the Reorganization and to have the Securities listed on the OTC Pink Marketplace effective as of the Closing Time referred to in Section 2 hereof.

(xxxix)       At or prior to the Closing Time, the Company will have filed a Form 8-A (the "Exchange Act Registration Statement") for the Securities to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act ").

(xl)       There are no affiliations or associations (as such terms are defined by the Financial Industry Regulatory Authority ("FINRA")) between any member of FINRA and any of the Company’s or the Bank’s or the MHC’s officers or directors. None of the Company, the Bank or the MHC has: (A) issued any securities within the last 18 months (except for notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus and the General Disclosure Package); (B) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offerings and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; or (C) engaged any intermediary between the Agent and the Company, the Bank and the MHC in connection with the Offerings, and no person is being compensated in any manner for such services. Appropriate arrangements have been made for placing the funds received from subscriptions for Securities in a special interest-bearing account with the Bank until all Securities are sold and paid for, with provision for refund to the purchasers in the event that the Reorganization is not completed for whatever reason or for delivery to the Company if all Securities are sold.

(xli)       The Bank carries or is covered by, and the Company and the MHC will carry or be covered by prior to Closing, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar industries, and all policies of insurance insuring the Bank are in full force and effect. The Bank is in compliance with the terms of such insurance policies and instruments in all material respects and there are no claims by the Bank under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Bank has not been refused any insurance coverage sought or applied for, nor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(xlii)       The Company, the Bank and the MHC have not relied on the Agent or its counsel for any legal, tax or accounting advice in connection with the Reorganization.

(xliii)       The records of eligible account holders, supplemental eligible account holders, and other depositor members are accurate and complete in all material respects.

(xliv)       The Bank does not maintain any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), except as may be disclosed in the Registration Statement and the Prospectus. In addition, (i) the employee benefit plans, including any pension plans and employee welfare benefit plans, of the Bank (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (ii) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Bank for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (iii) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Bank and (iv) all Employee Plans of the Bank that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Company, the Bank and the MHC, threatened claims by or on behalf of any Employee Plan of the Bank, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(xlv)         As of the Closing Time, the Company will be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules and regulations of the Commission thereunder, and the OTC Markets Group corporate governance rules applicable to the Company, and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act and the OTC Markets Group corporate governance rules that will become effective in the future upon their effectiveness.

(xlvi)        Any statistical and market related data contained in the Registration Statement, the Prospectus, the General Disclosure Packate and anyIssuer-Represented Free Writing Prospectus are based on or derived from sources which the Company, the Bank and the MHC believe were reliable and accurate at the time they were filed with the Commission. No forward-looking statement (within the meaning of Section 27A of the Securities Act) contained in the Registration Statement, the General Disclosure Package, the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlvii)       All of the information, as may have been updated or amended, provided to the Agent or to counsel for the Agent by the Company, the Bank or the MHC or any of their respective officers or directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110 and 5121 is true, complete and correct.

(l)              None of the Company, the Bank or the MHC nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes. For purposes of this subsection, "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company or the Bank.

(li)             None of the Company, the Bank or the MHC nor any director, officer, employee or, to the knowledge of the Company, the Bank or the MHC, after due inquiry, agent or affiliate thereof is (A) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC") or relevant sanctioning authority; or (B) located, organized or resident in a country or territory that is the subject of such sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria). The Company will not, directly or indirectly, use the proceeds of the Offerings, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or engage in dealings or transactions with any person, or in any country, or territory, subject to any U.S. sanctions administered by OFAC or relevant sanctioning authority.

(xlviii)       None of the Company, the Bank or the MHC nor any director, officer or employee of the Company, the Bank or the MHC nor, to the knowledge of the Company, the Bank or the MHC, any agent, affiliate or other person associated with or acting on behalf of the Company, the Bank or the MHC has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Bank has instituted, maintains and enforces, and the Company, the Bank and the MHC will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xlix)         The books, records and accounts and systems of internal accounting control of the Bank comply in all material respects with the requirements of Section 13(b)(2) of the 1934 Act.The Company will establish and maintain prior to the Closing Time "disclosure controls and procedures" (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) that are effective in ensuring that the information it will be required to disclose in the reports it files or submits under the Exchange Act and the rules and regulations promulgated thereunder (the "Exchange Act Regulations") is accumulated and communicated to the Company's management (including the Company's chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Exchange Act Regulations. The Bank’s independent registered public accounting firm and the Audit Committee of the Board of Directors have been advised of: (x) any significant deficiencies in the design or operation of the Bank’s internal controls which could adversely affect the Bank’s ability to record, process, summarize, and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Bank’s internal controls; and such deficiencies or fraud have either been disclosed in the Prospectus and the General Disclosure Package, or are not material to the Company and the Bank considered as one enterprise; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no material changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies, material weaknesses or fraud.

(l)             Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(A)       Each of the Company and the Bank has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or the Bank satisfied, (i) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or the Bank and any Agency, Loan Investor or Insurer (as such terms are hereinafter defined), (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (iv) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(B)       No Agency, Loan Investor or Insurer has (i) claimed in writing that the Company or the Bank has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or the Bank to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (ii) imposed in writing restrictions on the activities (including commitment authority) of the Company or the Bank or (iii) indicated in writing to the Company or the Bank that it has terminated or intends to terminate its relationship with the Company or the Bank for poor performance, poor loan quality or concern with respect to the Company’s or the Bank’s compliance with laws.

For purposes of hereof (x) "Agency" means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal National Mortgage Association, the U.S. Department of Veterans’ Affairs, the Rural Development Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or the Bank or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (y) "Loan Investor" means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or the Bank or a security backed by or representing an interest in any such mortgage loan; and (z) "Insurer" means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or the Bank, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(li)             Except as described in the Prospectus and the General Disclosure Package, there are no encumbrances or restrictions or regulatory or legal restrictions on the ability of the Company or the Bank (i) to pay dividends or to make any other distributions on the Company’s or the Bank’s capital stock, (ii) to pay any indebtedness owed to another party, (iii) to make any loans or advances to, or investments in, another party, subject to applicable law and regulation, or (iii) to transfer any of its property or assets to another party.

(lii)            From the time of the initial filing of the Registration statement through the date hereof, the Company has been and is an "emerging growth company" (as defined in Section 2(a) of the Securities Act).

(liii)          The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not be reasonably expected to have a Material Adverse Effect. Neither the Bank, nor any of its directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(liv)          The Bank owns, or has valid, binding, enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Prospectus (collectively, the “Bank’s Intellectual Property”). The Bank’s Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or licensed by the Bank is unenforceable or invalid. To the Bank’s knowledge, none of the Company, the Bank or the MHC has infringed or otherwise violated any intellectual property rights of any third person nor is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with any of the Bank’s Intellectual Property. No person has asserted in writing, or to the Bank’s knowledge, threatened to assert any claim against, or notified, the Bank that (i) the Company, the Bank or the MHC have infringed or otherwise violated any intellectual property rights of any third person, (ii) the Company, the Bank or the MHC are in breach or default of any contract under which any of the Bank’s Intellectual Property is provided, (iii) such person will terminate a contract described in clause (ii) or adversely alter the scope of the rights provided thereunder or (iv) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any of the Bank’s Intellectual Property. To the knowledge of the Bank, no third party is infringing or otherwise violating any of the Bank’s Intellectual Property.

(lv)           To the extent applicable, all disclosures contained in the Registration Statement and the Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the Exchange Act) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act.

(lvi)          Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will take, directly or indirectly, any action which is designed, or which has constituted or which would be expected, to cause or result in any unlawful stabilization or manipulation of the price of any security of the Company.

(lvii)         No relationship, direct or indirect, exists between or among the Company, the Bank or the MHC, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, the Bank or the MCH, on the other, that is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement or Prospectus and that is not so described.

(lviii)         Except as described in the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Bank’s consolidated financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(b)       Any certificate signed by any officer of the Company, the Bank or the MHC and delivered to the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the Bank or the MHC to the Agent and, for purposes of the opinions to be delivered to the Agent pursuant to Sections 5(b)(1) and 5(b)(2) hereof, to the counsel for the Company and the Agent as to matters covered thereby.

SECTION 2. APPOINTMENT OF AGENT; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

Subject to the terms and conditions herein set forth, the Company, the Bank and the MHC hereby appoint Janney as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Securities and to advise and assist the Company, the Bank and the MHC with respect to the Company's sale of the Securities in the Offerings.

On the basis of the representations, warranties, and agreements herein contained, and subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Company, the Bank and the MHC as to the matters set forth in the letter agreement, dated July 13, 2020, between the Bank and the Agent (the "Engagement Letter"). It is acknowledged by the Company, the Bank and the MHC that the Agent shall not be required to purchase any Securities or be obligated to take any action that is inconsistent with any applicable laws, regulations, decisions or orders.

The appointment of the Agent hereunder shall terminate upon the earlier to occur of (i) 45 days after the last day of the Subscription Offering and, if held, the Community Offering, unless the Company and the Agent agree in writing to extend such period and the applicable regulators agree to extend the period of time in which the Securities may be sold, or (ii) the receipt and acceptance of subscriptions and purchase orders for all of the Securities.

In the event the Company is unable to sell at least the total minimum amount of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund promptly to any persons who have subscribed for any of the Securities the full amount that it may have received from them, together with interest as provided in the Prospectus and the General Disclosure Package, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, the Bank and the MHC as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for promptly placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made by the Company prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

If at least the total minimum amount of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities or statements reflecting book entry ownership of such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Luse Gorman PC, at 10:00 a.m., Eastern Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates or statements reflecting book-entry ownership of Securities shall be delivered directly to the purchasers thereof in accordance with their directions. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

The Company will pay any stock issue and transfer taxes that may be payable with respect to the sale of the Securities.

In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive:

(a)       A refundable management fee of $25,000 (the "Management Fee"), all of which has been earned in full and paid prior to the date hereof.

(b)       A cash fee in the amount of $250,000 (the "Success Fee"), which shall be paid upon the completion of the Offerings. For the avoidance of doubt, the obligation to pay to Janney the full Success Fee upon completion of the Offerings shall survive any termination of this Agreement, including any termination occurring prior to the completion of such Offerings. The Management Fee shall be credited against the Success Fee.

(c)       A cash fee in the amount of $35,000 (the "Services Fee"), $5,000 of which has been earned in full and paid prior to the date hereof, in connection with Janney's provision of services as records agent pursuant to the Engagement Letter. The balance of the Services Fee shall be due and payable immediately upon the mailing of the Subscription Offering documents. Any material changes in the MHC Regulations or the Plan, or delays requiring duplicate or replacement processing due to changes to record dates, may result in additional fees not to exceed $10,000.

If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Reorganization is terminated by the Company, no fee, other than the Management Fee and the Services Fee, shall be payable by the Company to the Agent; provided, however, that the Company shall reimburse the Agent in accordance with the provisions of Section 4 hereof for all of its reasonable out-of-pocket expenses up to $20,000 and for its attorney’s fees and expenses up to $75,000, for a total maximum of $95,000, incurred prior to termination. These expenses may be increased by an additional amount not to exceed $25,000 by mutual consent, including in the event of a material delay of the Offerings which would require an update of the financial information in tabular form to reflect a period later than set forth in the original filing of the Prospectus. In addition, the Company shall be obligated to pay the other fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

All fees payable to the Agent hereunder shall be payable in immediately available funds at the Closing Time, or upon the termination of this Agreement, as the case may be.

SECTION 3. COVENANTS OF THE COMPANY, THE BANK AND THE MHC.

The Company, the Bank and the MHC jointly and severally covenant with the Agent as follows:

(a)       The Company, the Bank and the MHC will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Holding Company Application, the WDFI Applications, the FDIC Applications and the Proxy Statement as may hereafter be required by the BHCA, Securities Act Regulations or the MHC Regulations or as may hereafter be requested by the Agent. The Company, the Bank and the MHC will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Holding Company Application, the WDFI Applications or the FDIC Applications, (ii) of the receipt of any comments from the FRB, the WDFI, the FDIC or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission, the FRB, the WDFI or the FDIC for any amendment to the Registration Statement, the Holding Company Application, the WDFI Applications or the FDIC Applications or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the FRB, the WDFI or the FDIC of any order suspending its approval of the Holding Company Application, the WDFI Applications or the FDIC Applications or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission, the FDIC, the WDFI or the FRB of an order suspending the Offerings or the use of the Prospectus or any Issuer-Represented Free Writing Prospectus or the initiation or threatened initiation of such proceedings, (vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vii) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)       The Company represents and agrees that, unless it obtains the prior written consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior written consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an Issuer-Represented Free Writing Prospectus or that would constitute a "free writing prospectus," as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. The Company represents that it has and will comply with the requirements of Rule 433 of the Securities Act Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the Securities Act without regard to Rule 172 or 173 of the Securities Act Regulations. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus materially conflicted or would materially conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein.

(c)       The Company, the Bank and the MHC will give the Agent notice of their intention to file or prepare any amendment to the Holding Company Application, the WDFI Applications, the FDIC Applications or the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus, will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

(d)      The Company and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Holding Company Application, the WDFI Applications, the FDIC Applications and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

(e)       During the period when the Prospectus is required to be delivered, the Company and the Bank will comply, at their own expense, with all requirements imposed upon them by the Commission, the WDFI, the FDIC, the FRB, by the applicable MHC Regulations, as from time to time in force, and by the OTC Markets Group, the Securities Act, the Securities Act Regulations, the Exchange Act, and the Exchange Act Regulations, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(f)        If any event or circumstance shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Agent, to amend or supplement the Registration Statement or Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it is necessary to amend or supplement the Prospectus to comply with applicable law and regulation, the Company and the Bank will forthwith amend or supplement the Registration Statement or Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so the Prospectus will comply with applicable law and regulation, and the Company, the Bank and the MHC will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the Bank and the MHC will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

(g)      The Company, the Bank and the MHC will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the MHC Regulations may require and as the Agent and the Company have agreed; provided, however, that none of the Company, the Bank or the MHC shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(h)      The Company authorizes the Agent to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

(i)        The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

(j)        During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its shareholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and the Bank for such quarter in reasonable detail.

(k)       During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to shareholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request. For purposes of this paragraph, any document filed electronically with the Commission shall be deemed furnished to the Agent.

(l)       The Company, the Bank and MHC will (i) use their best efforts to complete the conditions precedent to the Offerings and the Reorganization in accordance with the Plan, the applicable MHC Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Reorganization and the Offerings imposed upon the Company, the Bank or the MHC by the Commission, the FRB, the WDFI, the FDIC or any other regulatory authority or state securities (blue sky) authority, and to comply with those which the regulatory authority permits to be completed after the Reorganization and the Offerings; and (ii) conduct the Reorganization and the Offerings in the manner described in the Prospectus and in accordance with the Plan, the MHC Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Reorganization and the Offerings imposed upon the Company, the Bank and the MHC by the Commission, the FRB, the WDFI, the FDIC or any other regulatory or blue sky authority.

(m)      The Company, the Bank and the MHC will comply, at their own expense, with all requirements imposed by the Commission, the FRB, the WDFI, the FDIC and the OTC Markets Group or pursuant to the applicable Securities Act Regulations, MHC Regulations and OTC Markets Group requirements as from time to time in force.

(n)      The Company will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the Reorganization or the Offerings.

(o)       Each of the Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus and the General Disclosure Package under "How We Intend to Use the Proceeds From the Offering."

(p)      The Company will report the use of proceeds from the Offerings on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(q)      The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act. For three years, the Company will use its best efforts to effect and maintain the listing of the Common Stock on the OTC Pink Marketplace and, once listed on the OTC Pink Marketplace, the Company will comply with all applicable listing standards required by the OTC Markets Group.

(r)       The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rules 5130 and 5131.

(s)       Other than in connection with any employee benefit plan or arrangement described in the Prospectus and the General Disclosure Package, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities for a period of 180 days following the Closing Time.

(t)        During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7 hereof, respectively, made prior to the third anniversary of the Closing Time, none of the Company, the Bank or the MHC shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Common Stock or the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

(u)      The Company, the Bank and the MHC will comply with the conditions imposed by or agreed to with the FRB in connection with its approval of the Holding Company Application, the WDFI in connection with its approval of the WDFI Applications, and the FDIC in connection with its approval of the FDIC Applications, respectively.

(v)      The Company shall not deliver the Securities until the Company, the Bank and the MHC have satisfied each condition set forth in Section 5 hereof, unless such condition is waived in writing by the Agent.

(w)      The Company or the Bank will furnish to the Agent as early as practicable prior to the Closing Time, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Bank, which have been read by Bonadio, as stated in their letters to be furnished pursuant to subsections (f) and (g) of Section 5 hereof.

(x)       During the period in which the Prospectus is required to be delivered, each of the Company, the Bank and the MHC will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FRB, the WDFI, the FDIC and the OTC Markets Group.

(y)      The Bank will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement without the consent of the Agent.

(z)       The Company, the Bank and the MHC will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus and the General Disclosure Package.

(aa)     The Company, the Bank and the MHC will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the obligations of the Agent specified in Section 5 hereof.

(bb)    The Company and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

(cc)     The Company and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

(dd)     The Company, the Bank and the MHC will maintain appropriate arrangements for depositing with the Bank all funds received from persons mailing or otherwise submitting subscriptions for or orders to purchase Securities in the Offerings, on an interest bearing basis at the rate described in the Prospectus until the Closing Time and satisfaction of all conditions precedent to the release of the Company's obligation to refund payments received from persons subscribing for or ordering Securities in the Offerings, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Company, the Bank and the MHC will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Company, the Bank and the MHC to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(ee)     The Company will not distribute any offering material in connection with the Offerings except for the Prospectus and the sales information that has been filed by the Bank with the Holding Company Application and the WDFI Application and has been authorized for use by the WDFI and the FRB. The sales information will not conflict in any material respect with the information contained in the Registration Statement and the Prospectus.

SECTION 4. PAYMENT OF EXPENSES.

The Company, the Bank and the MHC jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA filing fees, (ii) the cost of printing and distributing the materials used in the Offerings, (iii) the costs of Blue Sky qualification (including fees and expenses of Blue Sky counsel) of the Securities in the various states, (iv) the fees and expenses incurred in connection with obtaining the quotation of the Securities on the OTC Pink Marketplace, (v) all fees and disbursements of the Company’s, the Bank’s and the MHC’s counsel, accountants and other advisors, and (vi) the establishment and operational expenses for the Stock Information Center (e.g. postage, telephones, supplies, temporary employees, etc.). In the event the Agent incurs any such fees and expenses on behalf of the Company, the Bank or the MHC, the Bank will reimburse the Agent for such fees and expenses whether or not the Reorganization is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Company, the Bank or the MHC without prior approval, which approval will not be unreasonably withheld.

The Company and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent’s obligations under this Agreement, regardless of whether the Reorganization or the Offerings are consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with FINRA, (ii) all reasonable documented out-of-pocket expenses up to $20,000 incurred by the Agent in connection with its services as marketing agent as described above including, without limitation, travel, meals, lodging, postage, and documentation expenses, and up to $75,000, incurred by the Agent on legal fees and expenses; provided, however, that the Agent shall document such expenses to the reasonable satisfaction of the Company and the Bank. These expenses assume no unusual circumstances or delays, and no resolicitation in connection with the Offerings. The Company and the Agent acknowledge that such expense cap may be increased by $25,000 by mutual consent, including in the event of a material delay of the Offerings which would require an update of the financial information in tabular form to reflect a period later than that set forth in the original filing of the offering document. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5. CONDITIONS OF AGENT’S OBLIGATIONS.

The Company, the Bank, the MHC and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the Bank and the MHC herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the Bank and the MHC made pursuant to the provisions hereof, to the performance by the Company and the Bank of their obligations hereunder, and to the following further conditions:

(a)       No stop order suspending the effectiveness of the Registration Statement, including any post-effective amendment thereto, shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus, including any prospectus included in a post-effective amendment to the Registration Statement, shall have been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission or the FRB and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

(b)       At the Closing Time, the Agent shall have received:

(1)       The favorable opinion, dated as of the Closing Time, of Luse Gorman, PC, counsel for the Company, the Bank and the MHC, in form and substance satisfactory to counsel for the Agent, as attached hereto as Exhibit A.

(2)       In addition to giving their opinion required by subsections (b)(l) of this Section, Luse Gorman, PC shall additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial, pro forma or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial, pro forma or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective, as of the date of the Prospectus or at the Closing Time, or (if applicable) that the General Disclosure Package as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving their opinion, Luse Gorman, PC may rely as to matters of fact on certificates of officers and directors of the Company, the MHC and the Bank and certificates of public officials.

(c)       At the Closing Time referred to in Section 2 hereof, the Company, the Bank and the MHC shall have completed in all material respects the conditions precedent to the Reorganization in accordance with the Plan, the applicable MHC Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the Company, the Bank or the MHC by the FRB, the WDFI or the FDIC or any other regulatory authority other than those which the FRB, the WDFI or the FDIC or any such other regulatory authority permit to be completed after the Reorganization.

(d)       At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the Chief Executive Officer of the Company, the Bank and the MHC and the Chief Financial Officer of the Company, the Bank and the MHC, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) there shall have been no material transaction entered into by the Company, the Bank or the MHC from the latest date as of which the financial condition of the Company or the Bank, as set forth in the Registration Statement, the Prospectus and the General Disclosure Package other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice, (iii) none of the Company, the Bank or the MHC shall have received from the FRB, the WDFI or the FDIC any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which order or direction, if any, shall have been disclosed in writing to the Agent) or which materially and adversely would affect the business, financial condition, results of operations or prospects of the Company, the Bank or the MHC, considered as one enterprise, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) each of the Company, the Bank and the MHC have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the Company, the Bank or the MHC, threatened by the Commission, (vii) no order suspending the FRB’s approval of the Holding Company Application, the WDFI’s approval of the WDFI Applications and the FDIC’s approval of the FDIC Applications or the transactions contemplated thereby has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the Company, the Bank or the MHC, threatened by the FRB, the WDFI or the FDIC and no person has sought to obtain regulatory or judicial review of the action of the FRB in approving the Plan in accordance with the MHC Regulations nor has any person sought to obtain regulatory or judicial review of the action of the FRB in approving the Holding Company Application, and (viii) no order suspending the Offerings or authorization for use of the Prospectus has been issued and no proceedings for that purpose have been initiated by the FRB.

(e)       At the Closing Time, the Agent shall have received a certificate of the Chief Executive Officer of the Company, the Bank and the MHC and the Chief Financial Officer of the Company, the Bank and the MHC, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement, the Prospectus and the General Disclosure Package; (ii) based on each of their knowledge, the Registration Statement, the Prospectus and the General Disclosure Package do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement, the Prospectus and the General Disclosure Package fairly present the financial condition and results of operations of the Bank as of and for the dates and periods covered by the Registration Statement and the Prospectus; (iv) they are responsible for establishing and maintaining disclosure controls and procedures; (v) they have designed such disclosure controls and procedures to ensure that material information relating to the Company and the Bank is made known to them; (vi) they have evaluated the effectiveness of their disclosure controls and procedures; and (vii) they have disclosed to Bonadio and the audit committee (A) all significant deficiencies in the design or operation of disclosure controls and procedures which are reasonably likely to adversely affect the Bank’s ability to record, process, summarize, and report financial data, and have identified for the Company’s and the Bank’s independent registered public accounting firm any material weaknesses in disclosure controls and procedures and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s and the Bank’s disclosure controls and procedures.

(f)       As of the date hereof, the Agent shall have received from Bonadio a letter dated such date, in form and substance satisfactory to the Agent, to the effect that: (i) they are independent public accountants with respect to the Company and the Bank within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the MHC Regulations, they are registered with the PCAOB, and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii)  stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a review (in accordance with Auditing Standard No. 4105) of the latest available unaudited interim financial statements of the Bank prepared by the Company and the Bank, a reading of the minutes of the meetings of the Board of Directors of the Bank and committees thereof and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements included in the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) except as stated in such letter, during the period from the date of the latest unaudited financial statements included in the Prospectus to a specified date not more than three (3) business days prior to the date of the Prospectus, there was any increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits), non-performing loans or special mention loans or decrease in the deposits, total assets, total loans, the allowance for loan losses or equity, or there was any decrease in total interest income, net interest income, net interest income after the provision for loan losses, income (loss) before income taxes, or net income (loss) of the Bank for the period commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus and ended not more than three (3) business days prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iv) stating that, in addition to the audit referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (iii) of this subsection (f), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the accounting system of the Bank and other data prepared by the Bank from accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(g)       At the Closing Time, the Agent shall have received from Bonadio a letter dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three (3) days prior to the Closing Time.

(h)       At the Closing Time, the Securities shall have been approved for quotation on the OTC Pink Marketplace.

(i)       At the Closing Time, the Agent shall have received a letter from the Appraiser, dated as of the Closing Time, (i) confirming that said firm is independent of the Company, the Bank and the MHC and is experienced and expert in the area of corporate appraisals, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the MHC Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Company, the Bank and the MHC expressed in the Appraisal as most recently updated, remains in effect..

(j)       At or prior to the Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities shall be satisfactory in form and substance to the Agent and counsel for the Agent.

(k)       At any time prior to the Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on any of the NYSE MKT, the New York Stock Exchange, the Nasdaq Stock Market or the OTC Pink Marketplace shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by any of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or Wisconsin authorities.

SECTION 6. INDEMNIFICATION.

(a)       The Company, the Bank and the MHC, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of its respective partners, directors, officers, employees and agents, as follows:

(i)         from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Reorganization or any action taken by the Agent where acting as agent of the Company or the Bank or otherwise as described in Section 2 hereof;

(ii)       from and against any and all loss, liability, claim, judgment, damage and expense whatsoever, as incurred, based upon or arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus, the Proxy Statement, or any amendment or supplement thereto (including any post-effective amendment), (B) the omission or alleged omission to state a material fact required to be stated in the Registration, the Prospectus or the General Disclosure Package or necessary to make the statements therein not misleading or (C) any omission or alleged omission from the Prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus or the Proxy Statement to state therein a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(iii)       from and against any and all loss, liability, claim, judgment, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or the Bank, which consent shall not be unreasonably withheld; and

(iv)       from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, judgment, damage or expense that arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the written information furnished to the Company by the Agent expressly for use therein, provided that the Company, the Bank and the MHC hereby acknowledge and agree that the only information that the Agent has furnished to the Company consists solely of the information set forth in set forth in the third paragraph, fourth paragraph and the eighth paragraph of the section “The Reorganization and Offering-Plan of Distribution and Marketing Arrangements” in the Prospectus (the "Agent Information"), and shall not apply to the extent that any loss, liability, claim, judgment, damage or expense is found in a final judgment by a court of competent jurisdiction to have resulted from the Agent’s bad faith, willful misconduct or gross negligence. To the extent required by law, the indemnification provided for in this paragraph (a) shall be subject to and limited by Section 23A of the Federal Reserve Act, as amended.

(b)       The Agent agrees to indemnify and hold harmless the Company, the Bank and the MHC, their respective directors or trustees, as applicable, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, judgment, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(c)       Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. If any such action shall be brought or asserted against an indemnified party and such indemnified party shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to such indemnified party that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. An indemnifying party may participate at its own expense in the defense of any such action. The indemnifying party shall not be liable for the fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from such indemnifying party’s own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding anything to the contrary in this Section 6, the indemnifying party shall not, without the prior written consent of an indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which indemnity could have been sought hereunder by such indemnified party unless (i) such settlement includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on claims that are the subject matter of such action and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)       The Company, the Bank and the MHC also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank, the Company and its security holders, the MHC and its members or the Bank’s, the Company’s or the MHC’s creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any liability is found in a final judgment by a court of competent jurisdiction to have resulted solely from the Agent’s fraud, willful misconduct or gross negligence.

(e)       In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees, affiliates or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Bank, the MHC, the Agent or any of its affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the Bank and the MHC jointly and severally agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

SECTION 7. CONTRIBUTION.

In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms or is insufficient in respect of any losses, liabilities, claims, judgments, damages or expenses referred to therein, the Company, the Bank, the MHC and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Bank or the MHC and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, the Bank and the MHC are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the Bank and the MHC on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the Bank and the MHC on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and its respective partners, directors, officers, employees, affiliates and agents shall have the same rights to contribution as the Agent, and each director of the Company, the Bank and the MHC, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Bank or the MHC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Bank and the MHC. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the Bank or the MHC submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

SECTION 9. TERMINATION OF AGREEMENT

(a)       The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq Stock Market, the OTC Pink Marketplace, the NYSE MKT or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or Wisconsin authorities, (iv) if any condition specified in Section 5 hereof shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company, the Bank or the MHC or the prospective market for the Company’s Securities as in the Agent’s good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent’s good faith opinion, the aggregate price for the Securities established by the Appraiser is not reasonable or equitable under then prevailing market conditions, or (vii) if the Reorganization is not consummated on or prior to June 30, 2021.

(b)       If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to 20 North Wacker Drive, Suite 2035, Chicago, Illinois 60606, attention of Greg Gersack, Managing and Director Head of Equity Capital Markets, with a copy to Dave M. Muchnikoff at Silver, Freedman, Taff & Tiernan LLP; notices to the Company, the Bank and the MHC shall be directed to any of them at 500 Scott Street, Wausau, Wisconsin 54403, attention of Nicholes Zillges, President and Chief Executive Officer, with a copy to Jeffrey Cardone, Esq., at Luse Gorman, PC, 5335 Wisconsin Avenue, Washington, D.C. 20015.

SECTION 11. PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Agent, the Company and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company and the Bank and their respective successors and the controlling persons and the partners, officers, directors, trustees, employees, affiliates and agents referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the Bank and the MHC and their respective successors, and said controlling persons, partners, officers, directors and trustees and their heirs, partners, legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. AMENDMENT.

No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 13. GOVERNING LAW AND TIME.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Central time.

SECTION 14. SEVERABILITY.

Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS.

Section headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

[The next page is the signature page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the Company, the Bank and the MHC on the other in accordance with its terms.

Very truly yours,

MARATHON BANCORP, INC.

By:
Nicholes Zillges
President and Chief Executive Officer

THE MARATHON BANK

By:
Nicholes Zillges
President and Chief Executive Officer

MARATHON MHC
(in formation)

By:
Nicholes Zillges
President and Chief Executive Officer

CONFIRMED AND ACCEPTED
As of date first above written:

JANNEY MONTGOMERY SCOTT LLC

By:
Name:	Greg Gersak